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                                                                    EXHIBIT 99.2


                         CONSENT OF NOMINEE FOR DIRECTOR


         The undersigned nominee for director hereby consents to the disclosure under the caption "Management of the Company" in the Registration Statement on Form S-11 (the "Registration Statement") of Bull Street Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), that the undersigned has been nominated to serve as a director of the Company, effective upon the effective date of the Registration Statement.

Dated March 5, 2004



                                                /s/ G. STEVEN DAWSON
                                                --------------------
                                                G. Steven Dawson